UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2012 (May 10, 2012)

Q Lotus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2012, Jorge Gonzalez was appointed by the Board of Directors (the “Board”) of Q Lotus Holdings, Inc. (the “Company”) to the position of Chief Financial Officer of the Company. Gary A. Rosenberg was appointed President of the Company in addition to his position as Chief Executive Officer. Marckensie Theresias then resigned as President and Chief Financial Officer of the Company but remains Chairman of the Board of Directors. Mr. Theresias’ resignation was not due to any disagreements with the registrant, known to an executive officer of the registrant, on any matter relating to the registrant’s operations, policies or practices.

Jorge Gonzalez - Since 1989 is the founder, President & CEO of Synergy Financial Group, Inc., an independent financial planning and advisory firm that specializes in providing creative financial programs to expand and preserve wealth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: May 18, 2012	By:	/s/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer